UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

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The Simply Good Foods Company
(Exact name of registrant as specified in its charter)
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DELAWARE	001-38155	82-1038121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Introductory Note

As previously announced, on October 4, 2018, The Simply Good Foods Company (the “Company”) delivered a notice (the “Redemption Notice”) for the redemption of all of its public warrants (the “Public Warrants”) that remained unexercised immediately after 5:00 p.m. New York City time on November 5, 2018. As further described in the Redemption Notice and permitted under the warrant agreement that provides for the terms of the Public Warrants, holders of the Public Warrants who exercised such Public Warrants following the date of the Redemption Notice were required to do so on a “cashless basis.”

On or prior to October 4, 2018, 9,886,663 Public Warrants were exercised for cash, resulting in the Company receiving cash exercise price proceeds of $113.7 million, in the aggregate. An aggregate of 9,886,663 shares of the Company’s common stock were issued in connection with these exercises.

Item 8.01.                                        Other Events.

Between October 4, 2018 and November 5, 2018, 3,499,639 Public Warrants were exercised on a cashless basis. An aggregate of 1,335,848 shares of the Company’s common stock were issued in connection with these exercises.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SIMPLY GOOD FOODS COMPANY

Date: November 8, 2018	By:	/s/ Todd E. Cunfer
	Name:	Todd E. Cunfer
	Title:	Chief Financial Officer (Principal Financial Officer)